UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 5, 2006

WINN-DIXIE STORES, INC.

(Exact name of registrant as specified in its charter)

Florida	1-3657	59-0514290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida	32254-3699
(Address of principal executive offices)	(Zip Code)

(904) 783-5000

(Registrant’s telephone number, including area code)

Unchanged

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Registration Rights Agreement

On December 5, 2006, as contemplated by the Plan of Reorganization confirmed by the United States Bankruptcy Court on November 9, 2006 (the “Plan”) and previously filed with the Securities and Exchange Commission (the “SEC”), Winn-Dixie Stores, Inc. (the “Company”) entered into a Registration Rights Agreement (“Registration Rights Agreement”) with Capital Research and Management Company, Capital Guardian Trust Company and such other persons who may become a party thereto (the “Holders”), as holders of shares of new common stock, par value $0.001 per share (the “Common Stock”), to be issued pursuant to the Plan (“Registrable Common Stock”). Generally, for a period of two years following November 21, 2006 (the “Effective Date”) these Holders will be granted registration rights as set forth in the Registration Rights Agreement (subject to limited extensions in certain circumstances).

Securities Act Registration on Request

The Registration Rights Agreement grants one or more Holders which, together with their Affiliates, collectively beneficially own Registrable Common Stock representing at least 5% of the shares of Common Stock issued pursuant to the Plan (a “Requesting Holder”) a right to make a written request to the Company for registration with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) of all or part of such Requesting Holder’s Registrable Common Stock, upon receipt of which the Company shall promptly notify in writing all other Holders of the request, file a registration statement within 90 days after the initial request is received and 60 days after any subsequent request is received. The Company shall also use its best efforts to effect, at the earliest practicable date, such registrations under the Securities Act, subject to certain exceptions.

Piggyback Registration

If the Company proposes to file a registration statement (other than in connection with a merger or reorganization or relating to an employee benefit plan or in connection with an exchange offer or offering of securities solely to the Company’s existing securityholders) for its own account or the account of any other person, any Holder of Registrable Common Stock will be given the opportunity to include its Registrable Common Stock in such registration.

Expenses

Subject to provisions for the assumption of expenses upon withdrawal of a request for registration, the Company will bear all out-of-pocket registration expenses in connection with the request for registration, including up to $50,000 in the aggregate for counsel and accountants to represent the Holders of the Registrable Common Stock and for premiums and other costs of policies of insurance against liabilities arising out of a Public Offering of the Registrable Common Stock. All underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of the Registrable Common Stock shall be borne by the applicable selling Holder or Holders.

This description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Registration Rights Agreement dated as of December 5, 2006

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2006	Winn-Dixie Stores, Inc.

	By:	/s/ Peter L. Lynch
Peter L. Lynch
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Registration Rights Agreement dated as of December 5, 2006